Exhibit 10.3

COMMERCIAL SUPPLY AGREEMENT

ACTIVE PHARMACEUTICAL INGREDIENT

This Commercial Supply Agreement (this “Agreement”), effective as of the 29th day of August 2012 (the “Effective Date”), is entered into by and between:

AMAG Pharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware, USA, with its principal office located at 100 Hayden Avenue, Lexington, MA 02421 (“Company” or “AMAG”); and

Sigma-Aldrich, Inc., a company incorporated under the laws of the State of Wisconsin, USA, with its principal office located at 3050 Spruce Street, St. Louis, Missouri 63103 (“SAFC”).

Company and SAFC are hereinafter sometimes referred to separately as a “Party” or together as the “Parties”.

RECITALS

WHEREAS, Company is a biopharmaceutical company engaged in the research and development of products, including the API, DPI and the Finished Product (as each such terms are hereinafter defined), that utilizes its proprietary technology for the development and commercialization of a therapeutic iron compound to treat anemia and novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease;

WHEREAS, SAFC develops, manufactures and sells a broad range of biochemicals and organic chemicals globally for use in pharmaceutical development and as key components in pharmaceutical and other high technology manufacturing;

WHEREAS, Company desires to engage SAFC to manufacture the API and the DPI, as the case may be, at commercial scale for use in the Finished Product; and

WHEREAS, SAFC is willing to manufacture and supply to Company the API and the DPI, as the case may be, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.                                      Definitions and Interpretation

1.1                                 “Active Pharmaceutical Ingredient” or “API” shall mean ferumoxytol, [***], used in the production of the Finished Product for delivery to the United States and Switzerland or [***] used in the production of Drug Product Intermediate (DPI) for delivery to countries in the European Union and Canada, in all instances meeting the Specifications related thereto, as such specifications may be amended from time to time by mutual agreement of the Parties, and manufactured and sold by SAFC to Company hereunder.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.2                                 “Affiliate” means any entity controlling, controlled by or under common control with either Party hereto.  For purpose of this definition, “control” shall mean ownership of over fifty percent (50%) of the equity capital, the outstanding voting securities or other ownership interest of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity.  In the case of non-stock organizations, the term “control” shall mean the power to control the distribution of profits.

1.3                                 “Analytical Methods” shall mean the set of SAFC validated analytical methods related to the Manufacturing of Product as set forth and referenced within Appendix 2.

1.4                                 “Product Requirements” shall have the meaning set forth in Section 4.1 hereof.

1.5                                 “Batch” (or “batch”) shall mean the Yield of Product derived from [***] of iron based starting materials.

1.6                                 “Batch Record” and “Master Batch Record” shall have the meanings assigned to such terms in the Quality Agreement.

1.7                                 “Commencement Date” means the date The Committee for Medicinal Products for Human Use of the EMA issues a favourable recommendation with respect to the Company’s Marketing Authorization Application for the Finished Product in the European Union.

1.8                                 “Commercial Forecast” shall have the meaning set forth in Section 3.1 hereof.

1.9                                 “Commercial Sale” shall mean the sale of Finished Product by Company or its licensee to a third party, excluding (a) any transfer of Finished Product by Company to an affiliate or licensee; and, (b) distribution of Finished Product for use in development activities (e.g. samples or clinical trials).

1.10                           “Drug Product Intermediate” or “DPI” shall mean ferumoxytol ([***]) used in the production of Finished Product for delivery to countries in the European Union, in all instances meeting the Specifications related thereto, as such specifications may be amended from time to time by mutual agreement of the Parties, and manufactured and sold by SAFC to Company hereunder.

1.11                           “Confidential Information” shall have the meaning set forth in that certain Confidentiality Agreement between the SAFC Pharma and Company, dated as of September 20, 2007.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.12                           “Current Good Manufacturing Practices” or “cGMP” shall mean the then-current standards relating to Manufacturing practices for fine chemicals, active pharmaceutical ingredients, intermediates, bulk products, or pharmaceutical products as established by and pursuant to (a) the principles detailed in the guidance documents developed by the International Conference on Harmonization, (b) the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. 301 et seq.), (c) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, and 211), (d) EC Directive 2003/94 EC of October 8, 2003, (e) the EC Guide to Good Manufacturing Practice Parts I and II, and (f) all additional Regulatory Agency documents that replace, amend, modify, supplant or complement any of the foregoing.

1.13                           “Deviation” shall have the meaning set forth in the Quality Agreement.

1.14                           “EMA” shall mean the European Medicines Agency of the European Union and any successor thereto.

1.15                           “FDA” shall mean the United States Food and Drug Administration, and any successor thereto.

1.16                           “Finished Product” shall mean the finished form of AMAG’s ferumoxytol-based drug product that contains the API or DPI, as the case may be, which upon final packaging is ready for Commercial Sale.

1.17                           Reserved.

1.18                           “Laboratory” shall have the meaning set forth in Section 4.2 hereof.

1.19                           “Manufacture, Manufacturing or Manufactured” means all activities related to the manufacturing of a drug substance/active pharmaceutical ingredient, or any ingredient thereof in accordance with the terms and conditions of this Agreement and the Quality Agreement, which may include manufacturing (and procedures used for the manufacture of) drug substances/active pharmaceutical ingredients or supplies for development or commercial sale, packaging drug substances/active pharmaceutical ingredients, in-process and final testing and release of drug substances/active pharmaceutical ingredients, or any component or ingredient thereof, quality assurance activities related to manufacturing and release and/or warehousing of drug substances/active pharmaceutical ingredients and regulatory activities related to any of the foregoing.

1.20                           Reserved.

1.21                           “Manufacturing Process” shall mean the instructions, Specifications (as well as specifications for raw materials and excipients), formulae, procedures,

tests and standards developed, established and described by Company for Manufacturing Product.

1.22                           “Marks” shall have the meaning set forth in Section 12.4 hereof.

1.23                           “Master Batch Record” and “Batch Record” shall have the meanings assigned to such terms in the Quality Agreement.

1.24                           “Minimum Lead Time” shall have the meaning set forth in Section 3.2(c) hereof.

1.25                           “OOS” (Out of Specification) shall have the meaning set forth in the Quality Agreement.

1.26                           “Product” means the API or the DPI, as the case may be, to be manufactured and supplied by SAFC in accordance with the terms of this Agreement.

1.27                           “Quality Agreement” means the Quality Agreement between Company and SAFC attached hereto and incorporated herein by reference as Appendix 1.

1.28                           “Regulatory Agency” means, in a particular country or jurisdiction, any applicable government authority involved in granting regulatory approval for the commercial sale of the Finished Productin such country of jurisdiction and may be further set forth in the Quality Agreement.

1.29                           “Specifications” shall mean Manufacturing and Product characteristics specifications, and standards pertaining to the manufacture or supply of Product, as set forth in the Quality Agreement (and any attachments thereto).

1.30                           “Term” shall have the meaning set forth in Section 9.1 hereof.

1.31                           Reserved.

1.32                           “Yield” shall have the meaning set forth in Section 2.8 hereof.

2                      Manufacture and Supply of API

2.1                                 General Conditions of Supply.  During the Term, SAFC shall Manufacture and supply Product to Company, and Company shall purchase Product from SAFC in such quantities as Company may order from time to time, subject to the limitations and requirements set forth herein.

2.2                                 Specifications.  At all times during the Term, SAFC shall Manufacture Product in accordance with cGMP, the Specifications, the terms of this Agreement, the Quality Agreement, and applicable law.

2.3                                 Quality Control and Release.  The quality control(s) and the release(s) of Product (including documentation) shall be done by SAFC in accordance with the Quality

Agreement and cGMP.  Company shall have the right to reject Product that does not meet the quality control and release testing requirements agreed upon by SAFC and Company in the Quality Agreement.

2.4                                 Inspections.  Inspections of SAFC’s facilities used in the Manufacture of Product shall be conducted as specified in the Quality Agreement or as required by the applicable Regulatory Agency.  Subject to the limitations and qualifications set forth in the Quality Agreement or as required by the applicable Regulatory Agency, upon reasonable prior notice, SAFC shall permit Company’s representatives or the Regulatory Agency to visit and audit SAFC’s facilities used in the Manufacture of Product to observe the Manufacturing of Product, to discuss the Manufacturing of Product with appropriate officials of SAFC and to inspect and audit records relevant to the Manufacturing of Product in compliance with this Agreement, cGMP, and/or other applicable laws.

2.5                                 Changes to Specifications and Process.  The Specifications shall be amended only as agreed upon in writing by Company and SAFC; provided, however, that the Parties agree to cooperate to amend or supplement the Specifications to the extent reasonably necessary to comply with changes in applicable laws and/or regulations or the requirements of applicable Regulatory Agencies or as Company may reasonably request from time to time (provided such request is made in good faith).  SAFC shall follow the change control procedures set forth in the Quality Agreement for any proposed changes in the Manufacturing Process.  SAFC acknowledges that any such change(s) shall, in each case, comply with cGMP, this Agreement and the Quality Agreement.  In the event such amendment (whether as a result of changes in applicable laws or the requirements of applicable Regulatory Agencies or at Company’s reasonable and good faith request or otherwise) requires additional cost or schedule adjustments for the Manufacture of Product hereunder, Company and SAFC shall agree in good faith on an equitable adjustment to price and/or schedule, as appropriate.  Any such amended Specifications shall be reflected in and attached hereto as an amended and restated Appendix 2.  Notwithstanding, to the extent the parties cannot agree on the changes described in this sub-section 2.5, Company may terminate this Agreement upon [***] notice.

2.6                                 Documentation.

(a)                                  General.  Upon completion of Manufacture of each batch of Product, SAFC shall provide to Company the following documentation related to the Manufacturing of Product:  Master Batch Records, a certificate of analysis, certificate of compliance, Deviations, the Batch Record, and any other information specified in the Quality Agreement.  SAFC shall provide Company with an additional copy of the aforementioned documents upon its request.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)                                 Master Batch Records.  The Master Batch Records shall be treated as Confidential Information of Company and shall not be used or disclosed by SAFC other than for the purposes of permitting SAFC to exercise its rights or fulfil its obligations under this Agreement (including but not limited to, the provision of the Master Batch Record to Company for quality review) and, where necessary, for disclosure to the relevant Regulatory Agencies in order to comply with regulatory requirements relating to the Manufacturing of Product by SAFC.

(c)                                  Retention of Documentation.  All documentation related to the Manufacturing of Product shall be archived with SAFC after Manufacturing in accordance with SAFC’s document retention policies, the associated Quality Agreement, and as required under applicable law or regulation.  Company shall be contacted before destruction of any Product specific records and shall be given the option to retain such documents.

2.7                                 Safety of Product.  Each Party shall immediately notify the other Party of any unusual health or environmental occurrence relating to Product.  Each Party shall advise the other Party immediately of any safety or toxicity problems of which it becomes aware regarding Product.

2.8                                 Minimum [***]  Purchase Commitment.  (a) Subject to the terms and conditions of this Agreement and as long as SAFC can demonstrate to Company’s reasonable satisfaction that SAFC (i) provides conforming and timely delivered Product in commercial Batches resulting from a production yield of not less than the minimum yield achieved in the prior [***] validation runs but in no case shall such production be less than a [***] yield of Product based on starting iron material (“Yield”); and, (ii) can meet the Commercial Assurance (as defined below in Sec. 3.1) production levels, Company agrees to purchase from SAFC not less than an annual minimum amount of Product equal to the greater of [***]Batches or [***]  of Product for use in the production and distribution of Finished Product for [***] (the “Minimum Purchase Commitment”) as measured [***], as the case may be, during the Term (the “Purchase Year”). In calculating the Minimum Purchase Commitment during each Purchase Year, Company shall be credited with all Product ordered, including amounts

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

used for samples and testing provided such amounts are authorized by applicable law for release and use by AMAG or its licensee [***].  In the event a Batch is produced with a Yield that is less than minimum criteria stated above, the Parties will negotiate in good faith to provide a price adjustment on such Batch.  Further, SAFC agrees to notify Company promptly in writing of when the percentage of manufacturing capacity consumed at the facility designated in Section 12.6 (c) with the inclusion of any amount of Product ordered by Company (“Capacity Notification”) equals or exceeds [***] of such facility’s manufacturing capacity.  Company may at its discretion request Capacity Notification from SAFC from time to time during the term of this Agreement.  To the extent that the provisions in (i) or (ii) above are not maintained or the Capacity Notification exceeds [***] of the applicable facility’s manufacturing capacity, Company shall have the right to reduce the Company’s Minimum Purchase Commitment hereunder by up to [***] until such time that that SAFC can demonstrate to Company’s reasonable satisfaction that SAFC can maintain the Yield and Commercial Assurance production levels described in (i) and (ii) above and/or that the applicable facility’s manufacturing capacity is less than [***], as the case may be.

(b)                                 The Parties agree that, for purposes of calculating the foregoing Minimum Purchase Commitment, AMAG’s total purchases of Product under this Agreement during each Purchase Year will be compared against the total Product purchased by AMAG from all sources for use within the countries of the European Union during the four complete calendar quarters preceding each Purchase Year during the Term.  AMAG further agrees to provide to SAFC no later than [***] days after the end of each Purchase Year during the Term a written certification with respect to AMAG’s compliance with the foregoing Minimum Purchase Commitment for the applicable Purchase Year, which certification will contain sufficient back-up calculations to determine AMAG’s compliance with the foregoing Minimum Purchase Commitment.  Within [***] days following AMAG’s delivery of the foregoing certification, SAFC shall indicate whether or not it agrees that AMAG has complied with its Minimum Purchase Commitment for the applicable Purchase Year.  If SAFC does not agree that AMAG has complied with its Minimum Purchase Commitment for the applicable Purchase Year, the Parties will engage in good faith discussions for a period of an additional [***] days in effort to resolve the disagreement.  If the Parties do not reach a mutually acceptable agreement within the foregoing fifteen day discussion period, then either Party may refer the matter to be resolved by arbitration in accordance with Section 11.3 hereof.

2.9                                 Provision of Certain Raw Materials.

(a)                                  For each quantity of Product to be manufactured hereunder, Company shall forward to SAFC in a timely manner all quantities of [***] necessary for SAFC to manufacture such quantity of Product (the “[***] Materials”) until such time as AMAG and SAFC mutually agree in writing that SAFC has the ability to procure the necessary quantities of [***] Materials directly, at which time AMAG and SAFC shall mutually agree

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in writing as to the cost of the [***] to be purchased directly by SAFC and charged to AMAG. Following such mutual agreement, SAFC will either charge AMAG separately for the cost of the [***] or amend the price of Product to include the cost of the [***], and AMAG’s obligation to continue to supply SAFC with the [***] Materials shall immediately cease. SAFC shall not be liable to Company nor be deemed to have breached this Agreement or any purchase order for errors, delays or other consequences arising from Company’s failure to timely provide the [***] Materials. Company shall provide SAFC with all information available to it regarding known or potential hazards associated with the use of any substances supplied to SAFC by Company, and Company shall comply with all current legislation and regulations concerning the handling and shipment of substances by land, sea or air.

(b)                                 SAFC shall maintain control of the [***] Materials in accordance with cGMP and in the manner outlined in the Quality Agreement.  SAFC shall use the [***] Materials for the purpose of manufacturing Product hereunder, in strict accordance with the terms and conditions of this Agreement, and for no other purpose.  SAFC shall not transfer the [***] Materials to any third parties, except to SAFC Affiliates for the performance of activities related to such Product manufacture under the terms of this Agreement.  In the event that any quantity of the [***] Materials is lost, damaged, spoiled, destroyed or wasted by SAFC (including, without limitation, by incorporation of such [***] Materials into a batch of API that fails to meet the applicable Specifications), then (i) SAFC will bear [***] of the reasonable and documented cost incurred by AMAG to replace such quantities of [***] Materials, to the extent such loss resulted from SAFC’s negligence, wilful misconduct, breach of this Agreement or the Quality Agreement, or activities that are within its reasonable control related to SAFC’s handling and control of Product and/or [***] Materials; or, (ii) AMAG shall replace such quantities of [***] Materials at its sole cost and expense in all other cases.  SAFC will notify AMAG in writing of any such loss and, the [***] Materials shall be replaced in accordance with this Section 2.9(b).

2.10                           For production of Batches of Product, SAFC shall use reasonable commercial efforts to minimize waste and loss of any Product produced including the safeguarding of the [***] Materials and other materials utilized in the production of Product.  SAFC’s normal waste and loss of [***] Materials and other materials utilized in the production of Product (“Production Material”) hereunder shall be consistent with the production loss observed in the last three production runs but in no case shall such loss be more than [***] Production Material loss per Batch.  SAFC shall provide AMAG with a written report of any production loss of [***] Materials or Product incurred in connection with the production of each Batch promptly upon completion of such Batch production process.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.11                           Regulatory

SAFC will not change or modify any of the Master Batch Records or manufacturing SOPs, or otherwise make any change in the materials, equipment, process or procedures used to manufacture or test any Product or [***] Materials in Company’s judgment that would require a filing with a regulatory authority and/or that would reasonably be expected to or affects SAFC’s ability to manufacture Productin accordance with the Quality Agreement, Specifications, or the terms of this Agreement, without first obtaining Company’s prior written approval.  SAFC will disclose all proposed changes in such manufacturing and testing materials, equipment, process or procedure to Company at a level that would be sufficient to allow Company to understand and reproduce such changes and comply with regulatory standards.  If Company agrees to allow any such change requiring Company’s approval to be implemented, then the Parties will revise manufacturing SOPs, master batch records and the relevant Quality Agreement and/or Specifications in writing accordingly, if applicable.

3                 Forecasts, Release, Purchase Orders, Delivery and Storage

3.1                                 Forecasts. Not later than [***] days after the Effective Date,  Company shall determine its initial estimated purchases of Product from SAFC under this Agreement and shall deliver to SAFC a written, non-binding, rolling [***] month quarterly forecast (the “Commercial Forecast”) of such estimated quantities of Product, and SAFC shall provide reasonable assurance in writing to Company of SAFC’s ability and capacity to meet not less than [***] of the then current Q1 Commercial Forecast; [***] of the then current Q2 Commercial Forecast; [***] of the then current Q3 Commercial Forecast; and, [***] of the then current Q4 Commercial Forecast of such estimates (as updated from time to time by Company) (“Commercial Assurance”).  The Commercial Forecast shall cover each of the next succeeding [***] calendar quarters.  After delivery of the initial Commercial Forecast, the Commercial Forecast shall be updated by Company on a calendar quarterly basis, which update shall include the next successive calendar quarter added to the last period of the previous Commercial Forecast.  Although the Commercial Forecast is non-binding, Company understands that SAFC shall use the Commercial Forecast for planning purposes (including raw material acquisitions and investment in equipment and other resources) in order to make available the production capacity required to Manufacture and supply the forecasted amounts of Product within the time frames specified therein and reciprocally SAFC understands that Company has relied on SAFC’s Commercial Assurance in its production and manufacturing arrangements.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.2                                 Initial Commercial Supply; Purchase Orders.

(a)                                  To initiate SAFC’s Manufacture and supply of commercial quantities of Product under this Agreement, Company must issue a binding written purchase order for its initial purchase of Product at least [***] months prior to the first scheduled shipment of Product thereunder or such shorter time as may be agreed upon by the Parties in writing.

(b) All purchase orders for Product hereunder shall be in minimum [***] Batch of Product.

(c)                                  All purchase orders subsequent to the initial purchase order for commercial supply must be issued at least [***] months prior to the scheduled shipment of Product thereunder or such shorter time as may be agreed upon by the Parties in writing.  The minimum number of days between the date of a purchase order and the shipment of Product under this Section 3.2(c) and Section 3.2(a) above shall be referred to hereinafter as the “Minimum Lead Time”.

(d)                                 Within [***] business days of receipt of a purchase order, SAFC shall notify Company in writing of its acceptance of the purchase order, which purchase order shall not be rejected to the extent consistent with the terms of this Agreement, and shall include in such communication of acceptance SAFC shall notify Company should SAFC not be in compliance with the capacity requirements.  If SAFC fails to respond within [***] business days of receipt of the purchase order, the purchase order shall be deemed accepted, but only to the extent that any amount ordered is not in excess of [***] of the Commercial Forecast and that the requested delivery date satisfies the Minimum Lead Time.  Upon request, SAFC agrees to provide Company in writing the Capacity Notification or a projected Capacity Notification (as of a quarterly basis) based on the Commercial Forecast.

(e)                                  If a purchase order exceeds the Commercial Forecast by more than the capacity set forth in 3.1 above or does not meet the Minimum Lead Time, SAFC may reject such purchase order if SAFC reasonably determines that it cannot, using commercially reasonable efforts, ship the amount of Product ordered by the requested delivery date.  If SAFC accepts such purchase order, it will be required to fill such excess and/or accommodate such shorter lead-time.

(f)                                    For each such purchase of Product, the purchase order shall specify: (i) an identification of the Product ordered; (ii) quantity requested; (iii) the requested delivery date; and (iv) shipping instructions and address.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g)                                 Each purchase order shall give rise to a contract for the purchase of such Product under the terms and conditions set forth in this Agreement, to the exclusion of any additional or contrary terms set forth in any purchase order or invoice, unless otherwise explicitly agreed to in writing by the Parties.

3.3                                 Release of Product.  SAFC shall notify Company in writing when (i) the Manufacture of Product is complete, (ii) all Manufacturing records have been reviewed by SAFC, (iii) all testing is completed, reviewed, and Product meets Specifications (as evidenced by a valid certificate of analysis), (iv) all Deviations have been adequately reviewed and approved, and (v) Product has been released by SAFC in accordance with the Quality Agreement.  SAFC shall use commercially reasonable efforts to ensure that release is targeted for [***] days after Manufacturing is complete.  If this target cannot be achieved for a batch, SAFC shall notify Company of the reason and a new release target date.

3.4                                 Delivery, Title and Risk of Loss.  All Product supplied by SAFC hereunder shall be supplied FCA shipping point from SAFC’s manufacturing facility within the meaning of Incoterms 2010.  Delivery of the Product to the carrier at such SAFC shipping point shall constitute delivery to Company.  Title to and risk of loss for the Product sold hereunder shall pass to Company or its designee when the Product is delivered to the carrier at SAFC’s shipping point. The Parties recognise the importance of timely delivery and SAFC will use commercially reasonable best efforts to fulfil its delivery obligations. In the event SAFC fails to supply Product pursuant to this Agreement unless for reasons other than due to events described in Section 12.17 below, such failure shall be deemed a material breach and if uncured as provided for in Section 9.2(a) below, SAFC shall be responsible to Company for direct purchase costs related to Company’s procurement of Product from third parties related only to such quantities of Product for which SAFC failed to deliver.

3.5                                 Packaging.  SAFC will preserve, package, handle, and pack all Product so as to protect the Product from loss or damage, in conformance with standard commercial practices, the Specifications, the Quality Agreement, government regulations and other applicable standards.

3.6                                 Storage.  SAFC shall hold all Product under the storage conditions established pursuant to the Quality Agreement and in accordance with cGMP.  SAFC shall store Product for a period not to exceed [***] days, at its own cost, after the Product has been released in accordance with Section 3.3 above.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Any Product held by SAFC due to Company’s delay in accepting delivery beyond [***] days from the release date shall be subject to SAFC’s then-current and standard storage charges.  Within [***] business days after the end of each month during the term of this Agreement, SAFC shall provide Company with an inventory report listing the total amount of Product stored by SAFC and the amount of released Product stored by SAFC as of the last day of the month, and the amounts of Product manufactured, released, and shipped to Company during such month.

4                 Rejection, Defects and Non-Conforming Goods

4.1                                 Nonconforming Product.  Within [***] days from the date the Company or a third party designated by Company under a particular purchase order (after Product release) actually receives the Product or the release documentation in the event Product is not shipped immediately upon release by SAFC, Company (or its designee on behalf of the Company for the applicable purchase order) shall have the right to determine whether such Product conforms to cGMP, to the applicable Specifications and generally to the requirements according to the Quality Agreement (collectively the “Product Requirements”).  Any claim by Company that Product does not meet applicable Product Requirements shall be made in writing to SAFC within such [***] day period and shall be accompanied by a detailed report of analysis prepared by or on behalf of Company.  If a defect in Product could not have been ascertained by Company upon reasonable inspection and analysis of the Product, then the [***] day time period referred to herein shall not apply; provided that (i) Company notifies SAFC within [***] days following discovery of such defect and (ii) the limitation on remedy and liability set out in Section 4.3 below shall apply with respect thereto.

4.2                                 Disagreement Concerning Fulfilment of Product Requirements.  In the event of a disagreement concerning the fulfilment of Product Requirements, Company and SAFC shall agree on an independent testing laboratory of recognized standing in the industry selected by SAFC and approved by Company (which approval shall not be unreasonably withheld) (“Laboratory”) to determine whether any such Product met the Product Requirements.  The findings of the Laboratory shall be binding.  The expenses related to such testing shall be borne by SAFC unless the nonconformity is attributable solely to Company’s negligence or willful misconduct, and otherwise by Company.  During any period that the Parties are in dispute regarding the conformity of the Product, SAFC shall, if requested by

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Company, replace such quantity of Product, and Company shall pay for both the original shipment of Product and the replacement shipment of Product if the Laboratory confirms the conformity of the original shipment.  Such Laboratory shall be a Laboratory previously qualified by Company to conduct such testing to the extent one exists at the time of a disagreement under this provision; provided, however, that if SAFC reasonably fails to agree to use any such previously qualified Laboratory, the Parties shall use good faith efforts to agree on an alternative Laboratory.  The Parties shall be each responsible for [***] of all out-of-pocket costs incurred by either Party to establish and qualify such alternative Laboratory.

4.3                                 Remedies for Non-Conforming Product.  If any Product delivered to Company fails to conform to Product Requirements, SAFC, at Company’s discretion, shall either refund Company any amounts paid for the non-conforming Product or replace, at SAFC’s own cost, the nonconforming Product with substitute Product that conforms to the Product Requirements within [***] days from the date that Company notifies SAFC of such non-conformity (unless the nonconformity is attributable to Company’s negligence or willful misconduct).  Pursuant to written directions from SAFC, Company shall either return the non-conforming Product to SAFC or destroy it, in each case, at SAFC’s expense.  If Company is directed to destroy non-conforming Product, then Company shall provide SAFC a certificate certifying such destruction. Except as provided for under Section 2.09 hereof regarding [***] Materials or Section 6.6 hereof regarding SAFC’s indemnification obligations for third party claims, the remedy described in this Section 4.3 shall be Company’s sole remedy and SAFC’s only liability for Product failing to meet the Product Requirements.

4.4                                 Deviations and OOS.  The Parties shall cooperate with each other upon request in the investigation and response to any Product concerns relating to Deviations and OOS, which may relate to SAFC’s role in the Manufacture of Product (in addition to complying with the corresponding provisions in the Quality Agreement).  Further, SAFC shall share with Company any quality assurance or quality control analyses performed or identified trends relating to safety and quality of the Product or its manufacturing process.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5                 Sales Prices and Terms of Payment

5.1                                 Currency.  Except as otherwise expressly indicated, all references to “$” or to “dollars” in this Agreement shall be read as referring to the legal tender of the United States of America.

5.2                                 Sales Prices. The sales prices for Product Manufactured under this Agreement and released by SAFC’s quality assurance department shall be the sales prices set forth in Appendix 3.  The sales prices are to be understood as packaged and ready for further processing at the facility of Company or of a third party designated in writing by Company, excluding costs of shipping, insurance and freight and further excluding applicable sales or other taxes (which will be applied as set forth in Section 5.6 hereof).  All prices are quoted in United States Dollars.

5.3                                 Invoices and Payments.  SAFC shall invoice Company at the time of delivery (or partial delivery) of the API to the carrier in accordance with Section 3.4.  Company shall make all payments in accordance with the SAFC invoices; provided, that, in the event of a conflict between an invoice and the terms of this Agreement, this Agreement shall control.  Further, all payments made hereunder are due within [***] days from receipt of the SAFC invoice, except for any amounts subject to a bona fide dispute.  Payments shall be made to SAFC in accordance with the instructions on the invoice.  All payments hereunder shall be made in United States Dollars.

5.4                                 Overdue Payments.  Company shall pay interest on all past-due amounts (except those subject to a bona fide dispute) at a rate of interest equal to the lesser of [***] per month or the maximum rate permitted by applicable law.

5.5                                 Price Adjustment.

Notwithstanding any other provision of this Agreement to the contrary, no more than once each year of the Term following the first year of the Term, with [***] months prior written notice to Company (“Price Adjustment Period”), and in addition to any other price adjustment that may be permitted by this Agreement or otherwise agreed to by the Parties; provided that any price adjustment shall apply only to purchase orders submitted following the Price Adjustment Period:

SAFC may adjust the pricing applicable to Company’s purchases of Product for such year by an amount not to exceed the percentage increase in the U.S. Producer Price Index as reported by the U.S. Department of Labor Bureau of Labor Statistics (the “PPI”) from the Effective Date to the time of such written notice to Company

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.6                                 Taxes.

(a)                                  If Company must withhold from any payment to SAFC under this Agreement any taxes required to be withheld by Company under the applicable laws of any country, state, territory or jurisdiction, such amount shall be paid to the appropriate taxing authorities.  Upon request, Company shall provide SAFC with documentation of such withholding as is reasonably available to allow SAFC to document such tax withholdings for purposes of claiming tax credits and similar benefits.

(b)                                 Any use tax, sales tax, excise tax, duty, custom, inspection or testing for, or any other tax, fee or charge of any nature whatsoever imposed by, any governmental authority, on or measured by the transaction between Company and SAFC (except any amounts imposed based upon or attributable to SAFC’s income) shall be paid by Company in addition to any other amounts due hereunder.

6                 Recall, Warranties, Indemnification and Insurance

6.1                                                   Recall.

(a)                                  Company shall be responsible for conducting any recall of Finished Product, and SAFC shall co-operate with and give all reasonable assistance to Company in conducting any such recall to the extent it relates to Product.  SAFC shall bear the expense of any recall resulting from a breach of its obligations hereunder and/or of the Quality Agreement and/or from its gross negligence or willful misconduct.  Otherwise, Company shall bear such expenses.  To the extent such recall or similar action is due to both Parties’ breach of their respective representations, warranties or obligations hereunder or under the Quality Agreement or from their negligence, then each Party shall share in such costs in proportion to the damages or losses caused by such Party’s respective breach or negligence.  In the event of such recall or similar action, each Party shall use commercially reasonable efforts to mitigate the costs associated therewith.

(b)                                 In the case of a disagreement as to the existence or level of nonconforming Product in connection with a recall under Section 6.1(a) above, then the matter shall be referred to the Laboratory in accordance with Section 4.2 above.  The decision of the Laboratory shall be final and binding on the Parties.

6.2                                 SAFC Representations and Warranties.  SAFC hereby represents and warrants as follows:

(a)                                  (i) The execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which SAFC is a party or SAFC’s constituent documents, (ii) SAFC is not prohibited or limited by any law or agreement (to which it is a party) from entering into this Agreement and (iii) the performance of this Agreement will not create any conflict with any other business or activity engaged in by SAFC;

(b)                                 The Product shall be Manufactured and shipped in compliance with cGMP, the Specifications, and all other applicable laws, rules and regulations;

(c)                                  All Product delivered by SAFC hereunder will conform to the Quality Agreement, the Specifications, and cGMP; and

(d)                                 SAFC will have obtained and maintained in effect all such approvals and permits as may be required under applicable laws, rules, regulations and requirements to operate the Manufacturing facility for Product for the purposes of Manufacturing Product under the Quality Agreement and under this Agreement

(e)                                  SAFC warrants and covenants that it will not use any employee, subcontractor, or consultant that has been debarred or suspended under 21 U.S.C. § 335(a) or (b).  SAFC represents that it does not currently have and will not hire, as an officer or an employee, or subcontractor any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act.

(f)                                    SAFC warrants and covenants to Company that SAFC will not in the course of performing the manufacturing obligations hereunder, infringe or misappropriate any intellectual property of any other person.

6.3                                 Company Representations and Warranties. Company represents and warrants that (i) the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which Company is a party or Company’s constituent documents, (ii) Company is not prohibited or limited by any law or agreement to which it is a party from entering into this Agreement and (iii) the performance of this Agreement will not create any conflict with any other business or activity engaged in by Company.

6.4                                 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT.

6.5                                 Company Indemnification.  Company shall indemnify, defend and hold harmless SAFC, its Affiliates and its or their directors, officers and employees from all actions, losses, demands, costs and liabilities arising from any third party claim (including reasonable attorney’s fees) to which SAFC is or may become subject to the extent they arise out of or are alleged or claimed to arise out of:

(a)                                  any breach by Company of any of its obligations or representations and warranties under this Agreement;

(b)                                 any negligent act or omission or willful misconduct by Company, its Affiliates or its or their directors, officers, employees, agents or subcontractors in connection with the fulfillment of its/his/her obligations under the Agreement;

(c)                                  SAFC following any of Company’s procedures as described in the Specifications;

(d)                                 Company’s conversion of conforming Product into the Finished Product;

(e)                                  the labeling, marketing, distribution or sale by Company of Product or the Finished Product;

(f)                                    the use or consumption of Product or any related Finished Product in conformance with published specifications; or

(g)                                 the infringement by the Finished Product, any Company supplied [***] Materials, Product (provided such is made in conformance with Specifications) or the Company’s use of Product in violation of any U.S. registered patent, trademark or other proprietary right of any third party;

in each case except that Company shall have no obligation to indemnify, defend or hold harmless SAFC, its Affiliates and its or their directors, officers and employees to the extent of any negligent acts or omissions or willful misconduct by SAFC or its Affiliates and its or their directors, officers, employees, agents or permitted subcontractors associated with its obligations under this Agreement.

6.6                                 SAFC Indemnification.  SAFC shall indemnify, defend and hold harmless Company, its Affiliates and its or their directors, officers and employees from all actions, losses, demands, costs and liabilities arising from any third party claim (including reasonable attorney’s fees) to which Company is or may become subject to the extent they arise out of or are alleged or claimed to arise out of:

(a)                                  any breach by SAFC of any of its obligations or representations and warranties under this Agreement or the Quality Agreement; or

(b)                                 any negligent act or omission or willful misconduct by SAFC, its Affiliates or its or their directors, officers, employees, agents or subcontractors in connection with the fulfillment of its/his/her obligations under the Agreement;

in each case except that SAFC shall have no obligation to indemnify, defend, or hold harmless Company, its Affiliates and its or their directors, officers and employees to the extent of any negligent acts or omissions or willful misconduct by Company or its Affiliates

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and its or their directors, officers, employees, agents or permitted subcontractors associated with its obligations under this Agreement.

6.7                                 Indemnification Procedure.  Either Party intending to seek indemnification from the other Party under Sections 6.5 or 6.6 above, as the case may be, shall give the other Party prompt notice of any such claim or lawsuit (including a copy thereof) served upon it, sole control of the defense against such claim, and shall fully cooperate with the other Party and its legal representatives in the investigation of any matter which is the subject of indemnification.  Such Party seeking indemnification shall not unreasonably withhold its approval of the settlement of any claim, liability or action covered by the above indemnification provisions.  Notwithstanding the foregoing, the failure to give timely notice to the indemnifying Party shall not release the indemnifying Party from any liability to the Party seeking indemnification to the extent the indemnifying Party is not prejudiced thereby.

6.8                                 Company Insurance.  Without limiting its liability under this Agreement (except as may be otherwise expressly provided in this Agreement), during the Term and for [***] years after the expiration or termination of this Agreement, Company shall obtain and maintain commercial general liability/product liability insurance with limits of not less than [***] per occurrence for each general liability and product liability (including any umbrella policies).  With respect to all insurance coverage required under this Section 6.8, (i) Company shall, promptly upon SAFC’s request, furnish SAFC with certificates of insurance evidencing such insurance and (ii) all policies shall include provisions for at least [***] days’ prior written notice of cancellation.  Such insurance required by this Section 6.8 shall extend coverage to SAFC via a broad form vendor endorsement feature.

6.9                                 SAFC Insurance.  Without limiting its liability under this Agreement (except as may be otherwise expressly provided in this Agreement), during the Term and for [***] years after the expiration or termination of this Agreement, SAFC shall obtain and maintain commercial general liability/product liability insurance with limits of not less than [***] per occurrence for each general liability and product liability.  With respect to all insurance coverage required under this Section 6.9, (i) SAFC shall, promptly upon Company’s request, furnish Company with certificates of insurance evidencing such insurance and (ii) all policies shall include provisions for at least [***] days’ prior written notice of cancellation. Company shall be named as an additional insured under the policies of insurance required by this Section 6.9.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7                 Regulatory Matters; Compliance with Laws

7.1           Regulation of Manufacturing Process.  If SAFC is required by the FDA, EMA, or any other Regulatory Agency to validate or re-validate Manufacturing processes that will impact the Manufacturing of Product, SAFC shall notify Company and consult with Company regarding the required activities.  SAFC shall be responsible for the costs of any such validation or re-validation that is required due to the non-compliance or renewal of the SAFC Manufacturing facility with cGMPs, otherwise any such costs shall be borne by Company provided SAFC obtains Company’s advance written consent prior to incurring such costs.

7.2           Correspondence.  SAFC will notify Company (pursuant to the Quality Agreement) promptly upon receipt of any correspondence from a Regulatory Agency, which relates to Product.  In addition, SAFC shall provide to the Regulatory Agencies all documents and information requested by such authority, and shall submit to all inquiries, audits and inspections by the Regulatory Agencies.

7.3           Compliance with Laws; Authorizations.  In performing this Agreement, each Party shall (i) comply with all applicable treaties, laws and regulations and (ii) obtain and maintain all releases, licenses, permits or other authorization required by any governmental body or authority.

8                 Confidentiality; Intellectual Property License

8.1           Confidentiality Obligations of SAFC and Company.  All information disclosed by one Party to another under this Agreement or the Quality Agreement shall be deemed Confidential Information of the disclosing Party under that certain Confidentiality Agreement, dated as of September 20, 2007, by and between SAFC Pharma and Company (the “Confidentiality Agreement”) as if each Party was an original signatory thereto, the terms and conditions of which are hereby incorporated into this Agreement by reference.  The Parties agree that Confidential Information received by a Party hereunder or under the Confidentiality Agreement may be used and disclosed by such party in connection with the performance of such Party’s obligations under this Agreement (subject to the terms of the Confidentiality Agreement regarding the scope of such disclosures) including complying with disclosures reasonably necessary in order to comply with regulatory filings and other governmental authorities, including the Securities and Exchange Commission.  The Parties agree to extend the term of the Confidentiality Agreement for a period of [***] years from the termination of this Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.2           License.  During the Term, Company hereby grants to SAFC a royalty-free, non-exclusive license under any know-how, trade secrets, copyrights, designs, databases, discoveries, improvements and/or inventions (whether patentable or not) related to Product or the Manufacture of Product that are owned or controlled by Company and that are necessary for SAFC’s performance of its obligations under this Agreement, but only for such purposes and only to the extent necessary for SAFC to perform its obligations under this Agreement.

9                 Term and Termination

9.1           Term. The initial period of this Agreement shall commence as of the Commencement Date and shall continue in full force and effect until the [***], unless earlier terminated as provided in Sections 9.2 and 9.3 below. Thereafter the Agreement shall be renewed automatically for additional [***] year periods from the anniversary of the Commencement Date, unless cancelled by one of the Parties upon at least [***] months prior written notice.  Such initial period and any renewal period shall be referred to herein as the “Term”.

9.2           Termination. Notwithstanding the provisions of Section 9.1 above, the Parties may terminate this Agreement in the event of either of the following:

(a)           Termination for Material Breach.  Either Party may terminate this Agreement by written notice at a date set in the notice (allowing at least [***] days for cure) in the event of a material breach of this Agreement by the other Party; provided that the breaching Party fails to cure such breach within [***] days from the date of such notice.

(b)           Reserved

9.3           Commencement Date.  SAFC may terminate this Agreement immediately if the Commencement Date has not occurred by December 31, 2012.

10            Insolvency. If either Party shall make or seek to make an arrangement with, or an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of or against such Party, or if a receiver or trustee of such Party’s assets shall be appointed, or bankruptcy proceedings begin, the other Party may terminate this Agreement, as may be permitted by the applicable laws, with immediate effect; provided, that in the case of an involuntary proceeding, such other Party may not terminate this Agreement if the petition is dismissed within [***] days of filing.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.1                           Rights and Obligations Upon Termination.

(a)           Return of Inventory and Confidential Information.  In the event of any expiration or termination of this Agreement, SAFC shall return to Company: (i) all Company property at Company’s expense, unless such termination shall have been made by Company in accordance with Section 9.2(a) or 10, in which case such property shall be returned at SAFC’s expense; and (ii) all Confidential Information of Company and shall make no further use of such Confidential Information without the prior written consent of Company, except to the extent required to be retained by law or to comply with SAFC’s continuing obligations hereunder.

(b)           Payments.  Termination of this Agreement shall not release either Party from the obligation to make payment of all amounts then due and payable.

(c)           Upon termination or expiration of this Agreement for any reason other than by Company pursuant to Section 9.2(a) due to SAFC’s uncured material breach, Company shall take delivery and pay for all conforming Product that is subject to an open purchase order, pay all monies due and owing pursuant to this Agreement and reimburse SAFC for its costs for all material, work in process, finished Product and all other outstanding inventory (meaning all raw materials that are specifically required and purchased by SAFC for the manufacture of the API) to the extent that such items were reasonably acquired by SAFC to meet its obligations hereunder in a timely manner, and make such other payments to SAFC as may be set forth in Appendix 3 hereto.  Otherwise, Company’s payment obligation upon termination of this Agreement is to pay for all conforming Product that is delivered on or before the date of termination.

(d)           SAFC acknowledges and agrees that, during and after the Term, SAFC shall not use the Analytical Methods, the Manufacturing Process or any other Confidential Information of Company to manufacture for or supply to any third party any API.

10.2         Surviving obligations. Termination or expiration of this Agreement shall not affect any accrued rights or obligations of either Party.  The terms of Sections 2.6(b), 2.6(c), 4.3, 5.4, 6.1, 6.4 through 6.9, 8.1, 8.2, 10, 11 and 12 of this Agreement shall survive expiration or termination of this Agreement.

11          Governing Law; Dispute Resolution

11.1         Governing Law.  This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of [***], without regard to its conflict of law

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provisions.  The U.N. Convention on International Sales of Goods shall not apply to this Agreement.

11.2         Good Faith Meeting.  In the event of any dispute arising between the Parties concerning this Agreement, Company and SAFC agree that they shall promptly meet for good faith discussions in an attempt to negotiate an amicable solution.

11.3                           Arbitration.

(a)           Any dispute arising between the Parties out of or in connection with this Agreement, or the interpretation, breach or enforcement thereof that cannot be amicably resolved pursuant to Section 11.2 above within [***] months as from the first appearance of such dispute shall be finally settled by arbitration as set forth in this Section 11.3.

(b)           The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration to the extent that both Parties are domestic United States companies or in accordance with the International Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration to the extent that one of the Parties is not a domestic United States company, except, in each instance, as such rules may be modified herein or by mutual agreement of the Parties.

(c)           The seat of the arbitration shall be [***], and it shall be conducted in the English language.

(d)           The arbitration shall be conducted by a panel of three arbitrators; unless the Parties agree to proceed under and mutually select a single arbitrator.  The Party initiating arbitration (“Claimant”) shall appoint an arbitrator in its request for arbitration (“Request”).  The other Party (“Respondent”) shall appoint an arbitrator within [***] days of receipt of the Request and shall notify the Claimant of such appointment in writing.  If within [***] days of receipt of the Request by the Respondent, either Party has not appointed an arbitrator, then that arbitrator shall be appointed by the American Arbitration Association.  The first two arbitrators appointed in accord with this provision shall appoint a third arbitrator within [***] days after the Respondent has notified Claimant of the appointment of the Respondent’s arbitrator or, in the event of a failure by a Party to appoint, within [***] days after the American Arbitration Association has notified the Parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the Party failing to appoint.  When the third arbitrator has accepted

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the appointment, the two arbitrators making the appointment shall promptly notify the Parties of the appointment.  If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the Parties within the time period prescribed above, then the American Arbitration Association shall appoint the third arbitrator and shall promptly notify the Parties of the appointment.  The third arbitrator shall act as Chair of the tribunal.

(e)           The arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and are authorized to hold pre-hearing conferences by telephone or in person, as the arbitrator deems advisable.  The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.  Either Party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.  The Federal Rules of Evidence shall apply. The arbitrator shall resolve any disputes concerning discovery.  The decision of the arbitrator will be final and may not be appealed.  The arbitrator shall not act as amiables composituerus or ex aequo et bono.  The arbitral award shall be in writing, state the reasons for the award (including the calculation of any damages awarded), and be final and binding on the Parties.  Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief.  The time for filing such a brief shall be set by the arbitrator.  Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, that the arbitrator shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the arbitrators.  Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. Notwithstanding anything to the contrary herein, the Parties agree that the arbitrator will have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event will the arbitrator have the authority to make any award that provides for punitive or exemplary damages.

(f)            Notwithstanding Section 11.1 hereof, the arbitration and this Section 11.3 shall be governed by Title 9 (Arbitration) of the United States Code.  By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a claim between the parties were determined by litigation in court, including the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.  Notwithstanding the foregoing, either Party, without waiving any remedy under this Agreement, may proceed any time directly to any court of competent jurisdiction to seek protection or enforcement of its rights at law or in equity for intellectual property rights or rights related to confidential information and/or to seek injunctive relief or other equitable relief in aid of any such claim.

(g)           The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the American Arbitration Association, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise.

12          Miscellaneous

12.1         Conditional Effectiveness.  The effectiveness of this Agreement is conditioned upon Company and SAFC duly executing and delivering the Quality Agreement.

12.2         Publicity.  Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such times and in such manner as shall be mutually agreed in writing by the Parties.

12.3         Use of Names.  SAFC shall not use the name of Company or the names of their employees, or representatives or Affiliates in any advertising materials or in any publication without prior written consent of Company.  Company shall not use the name of SAFC or the names of their employees, or representatives or Affiliates in any advertising materials or in any publication without prior written consent of SAFC.  Notwithstanding the foregoing, Company shall be entitled to identify SAFC as the source of Product in any regulatory submission without SAFC’s prior written consent.

12.4         Marks.  Each Party reserves all rights to any name, trademark, service mark or logo (“Marks”) it may have or hereafter acquire.  Neither Party shall by this Agreement obtain any right, title or interest in or to any Marks of the other Party or its Affiliates.  Accordingly, neither Party shall use any Marks confusingly similar to or likely to cause confusion with the Marks of the other or of any other person or entity.  Each use by a Party of any Marks of the other Party, whether in advertising or marketing materials, websites, company announcements or offering circulars, informational materials, public events, or otherwise, shall be subject to the prior written approval of the other Party.

12.5         Limitation of Liability.

(a)           [***].

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)           THE MAXIMUM AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER FOR ANY CAUSE OF ACTION (OR RELATED CAUSES OF ACTION) ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE DELIVERY OF THE API SHALL NOT EXCEED [***].

(c)           The foregoing limitations in Section 12.5(a) and (b) above shall survive notwithstanding any failure of essential purpose of a limited remedy.

(d)           [***].

12.6         Assignment; Successors; Subcontractors; Third-Party Beneficiaries.

(a)           Neither Party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld, except that (i) Company may assign, in whole or in part, without such consent any of its rights or obligations under this Agreement to any Affiliate of Company, provided that any such assignment to an Affiliate shall not relieve Company as the primary obligor hereunder, and (ii) either Party may assign this Agreement in connection with the merger, consolidation or sale of the stock or substantially all of the assets of such Party relating to the performance of this Agreement.  Any assignment in violation of this Section 12.6(a) shall be null and void.

(b)           Subject to the preceding subsection (a), this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.

(c)           Notwithstanding any other provisions of this Agreement to the contrary, SAFC may not use any subcontractor in the performance of its obligations hereunder without the prior written consent of Company.  SAFC will remain primarily liable for the performance by any permitted subcontractor of SAFC’s obligations hereunder.  Without Company’s prior written consent, SAFC will not Manufacture Product at any facility other than the Cherokee facility located at 3300 S Second Street, ST. Louis, MO.

(d)           Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.7         Transactions Outside Scope of Agreement.  Other than as expressly provided for otherwise in this Agreement, this Agreement shall in no way limit or restrict the ability of either Party or any Affiliate of such Party to offer its products or services to any other person.

12.8         No Transfer of Rights.  No transfer, grant or license of rights under any patent or copyright or to any proprietary information or trade secret is made or is to be implied by this Agreement except as may be expressly stated otherwise herein.

12.9         Independent Contractors.  The Parties undertake to carry out this Agreement as independent contractors.  No franchise, partnership, joint venture or relationship of principal and agent is intended by this Agreement.  Neither Party is authorized, in the name of or on behalf of the other Party, to incur any obligation, receive any benefit or right or otherwise bind the other Party.  All employees, agents, representatives and contractors of a Party are solely those of such Party and no acts thereof will be binding upon the other Party.

12.10       Waiver.  The failure or the delay of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such Party thereafter to enforce such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach of this Agreement.

12.11       Severability.  Should any provision of this Agreement become void or be cancelled, then the other provisions shall remain in full force and effect.  If a provision of this Agreement should be void or should be declared void, then the Parties will attempt to replace it by another valid provision or will leave the provision unreplaced by mutual consent.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12       Appendices.  All appendices attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein.

12.13       Entire Agreement.  This Agreement, including all appendices hereto, contains the final, complete and exclusive agreement of the Parties relative to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter, except for the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms, except to the extent amended by Section 8.1 of this Agreement.

12.14       Amendment.  This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the Parties hereto.

12.15       Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i)

delivered by hand (with written confirmation of receipt), (ii) sent by facsimile or electronic mail (with written confirmation of transmission), (iii) received by the addressee if sent by registered or certified mail (return receipt requested) or if sent by an internationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate by notice to the other Party):

If to Company:	AMAG Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc.
100 Hayden Avenue
Lexington, MA 02421
Attention:VP, Technical Operations
Facsimile No.:617-812-8166

With a copy to:	AMAG Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc.
100 Hayden Avenue
Lexington, MA 02421
Attention: General Counsel
Facsimile No.: 617-812-7661

If to SAFC:	SAFC
3050 Spruce St.
St. Louis, Missouri 63103
Attention: Tom Gelineau
Facsimile No.: 636-405-2955

With a copy to:	SAFC
3050 Spruce Street
St. Louis, Missouri 63103
Attention: Legal Department
Facsimile No.: 314.286.8005

12.16       Section Headings; Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.17       Force Majeure.  Any events that cannot be prevented by either one of the Parties, such as fire, flood, war, strike, civil unrest, terrorism, natural catastrophes, government acts and regulations, and other cases of force majeure beyond a Party’s control, will free the affected Party for the duration of the event from its obligations under this Agreement.  As soon as there is an indication of an event of force majeure, the Party affected by it will advise the other Party within [***] days or as soon as practical of the effect of such event on this Agreement and about the measures to be taken to mitigate such effect.  The Parties are obligated to mitigate damages and to resume the fulfilment of the contractual obligations as quickly as possible.  Notwithstanding anything to the contrary in this Agreement, if a force majeure persists for more than [***] days, then the Party not affected by such force majeure may terminate this Agreement by written notice to the other Party, with immediate effect.

12.18       Expenses.  Except as otherwise expressly provided in this Agreement, in the appendices hereto or in any agreement or other document expressly referenced herein and forming a part hereof, including the Quality Agreement, each Party to this Agreement will bear its respective expenses incurred in connection the performance of its obligations hereunder.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of a Party arising from a breach of this Agreement by the other.

12.19       Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.20       Governing Language. The validity, interpretation, construction and performance of this Agreement shall be in accordance with the English language.  If this Agreement is translated into another language and there is a conflict between the non-English version and the English version, then the English version shall control. Notwithstanding anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement, the Quality Agreement shall govern and control with respect to quality-related matters; and this Agreement shall govern and control with respect to all other matters.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed effective as of the Effective Date by their duly authorized representatives.

Sigma-Aldrich, Inc.		AMAG Pharmaceuticals, Inc.

By:	/s/ Gilles Cottier	By:	/s/ William K. Heiden
Name:	Gilles Cottier	Name:	William K. Heiden
Title:	Executive Vice President	Title:	CFO
August 29, 2012

30

APPENDIX 1

QUALITY AGREEMENT

Quality Agreement between Company and SAFC, as amended, supplemented or restated from time to time (actual version).

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 2

SPECIFICATIONS

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX 3

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.